Exhibit 1.1







                          WINSTAR COMMUNICATIONS, INC.


                            __% Senior Notes due 2006

                     __% Senior Subordinated Notes due 2006




                                     FORM OF

                             UNDERWRITING AGREEMENT







                              ____________ __, 1996

                                                             __________ __, 1996


Morgan Stanley  &  Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

          WinStar Communications, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter") $_____________ principal amount at maturity of its __% Senior Notes due 2006 (the "Senior Notes") and $__________ principal amount at maturity of its __% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to the provisions of an Indenture to be dated as of ____________ __, 1996 (the "Senior Notes Indenture") between the Company and United States Trust Company of New York ("U.S. Trust"), as trustee (in such capacity, the "Senior Notes Trustee") and the Senior Subordinated Notes are to be issued pursuant to the provisions of an Indenture to be dated as of __________ __, 1996 (the "Senior Subordinated Notes Indenture" and, together with the Senior Note Indenture, the "Indentures") between the Company and U.S. Trust, as trustee (in such capacity, the "Senior Subordinated Notes Trustee" and, also in its capacity as the Senior Note Trustee, the "Trustee"). Concurrent with the Notes offering, the Company will make a public offering of its Common Stock (the "Common Stock Offering"). The closings of this Notes offering and the Common Stock Offering are conditioned upon one another.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement  at  the  time  of  effectiveness  pursuant  to  Rule  430A under  the
Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement"; the prospectus in the form first used to confirm sales of Notes is hereinafter referred to as the "Prospectus". As used herein, the term "Registration Statement" shall include all exhibits thereto and the terms "Registration Statement", "Prospectus" and "preliminary prospectus" shall include all documents incorporated therein by reference pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, Prospectus or the preliminary prospectus, as the case may be. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus pursuant to Form S-3 under the Securities Act. If the Company files a registration statement to register a portion of the Notes and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462(b) Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both

















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                                        2


the registration statement referred to above (Commission File No. 333-____) and the Rule 462(b) Registration Statement, in each case as amended from time to time.


                                       I.

          The  Company  represents   and  warrants  to,  and  agrees  with,  the
Underwriter that as of the date hereof:

          (a) The Original Registration Statement has become effective, and if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph
     (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus
















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                                        3


     and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated under the laws of the jurisdiction of its incorporation, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The significant subsidiaries of the Company are WinStar Global Products, Inc., WinStar Telecommunications, Inc., WinStar Gateway Network, Inc., WinStar Wireless, Inc., WinStar Wireless Fiber Corp., WinStar New Media Company Inc. and Non Fiction Films, Inc.

          (e) Each of the Indentures has been duly qualified under the Trust Indenture Act and has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (f) The Senior Notes and Senior Subordinated Notes have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, (A) will be entitled to the benefits of the Senior Note Indenture or the Senior Subordinated Note Indenture, as the case may be, and (B) will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indentures and the Notes















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                                        4

     (collectively, the "Transaction Documents") will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any applicable law or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except, with respect to any such agreement, instrument, judgment, order or decree, where such contravention (singly or in the aggregate) will not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially adversely affect the Company's ability to perform its obligations under the Transaction Documents), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indentures or the Notes, except such as have been obtained or such as may be required by the securities laws or Blue Sky laws of the various states in connection with the offer and sale of the Notes by the Underwriter.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (j) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the Prospectus and proceedings that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indentures or the Notes or to consummate the transactions contemplated by the Prospectus.

          (k) Each of the Company and its subsidiaries owns or possesses all of the licenses, permits, franchises and other governmental and private authorizations, or rights with respect to the foregoing, reasonably necessary for the present conduct of its business, without any conflict with the rights of others known to the Company or any of its subsidiaries, except for such licenses, permits, franchises, authorizations and rights, the failure to possess which would not have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, present conduct of its business or operations of the Company and its subsidiaries, taken as a whole, and, with respect to the Company's prospects, except licenses that the Company is in the process of obtaining, which it reasonably expects to obtain. The Company and its subsidiaries collectively hold [41] microwave radio licenses granted by the Federal Communications Commission (the "FCC"), expiring on February 1, 2001, a true, correct and complete















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                                        5

     listing of which has been provided to you (the "Licenses"). The Wireless Licenses enable the Company to provide Wireless Fiber services in the 31 largest Metropolitan Statistical Areas ("MSAs") in the United States,
     including Atlanta, Boston, Chicago, Los Angeles, New York and San Francisco, among others, and 41 of the top 45 MSAs. The MSAs covered by the Wireless Licenses include more than 100 cities with populations exceeding 100,000, and encompass an aggregate population of almost 110 million. Each of the Licenses was validly issued by the FCC and is in full force and effect throughout the entire geographical area specified therein. Each of the Company and its subsidiaries is in full compliance with all material terms and conditions of each License and with all material FCC rules, rulings, and policies applicable to the Company or any of its subsidiaries or the Licenses. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is aware, after diligent inquiry, of any event or circumstances or omission that exists or has occurred that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part. In particular, and without limitation, the Company and its subsidiaries have filed in a timely manner all required reports, certifications, notices, lists, and other filings, and has completed all construction and engaged in such operation of facilities authorized by each of the Licenses as is necessary, as of the date hereof, to maintain each of the Licenses in full force and effect.

          (l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (m) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" nor an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (n) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.















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                                        6



          (o) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (p) The terms of the Notes and the Indentures conform in the Prospectus in all material respects to the descriptions thereof contained in the Prospectus under the heading "Description of the Notes".


                                       II.

          The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective (a) principal amount of the Senior Notes and (b) principal amount of the Senior Subordinated Notes, each as set forth in Schedule I hereto at a purchase price of __% of the principal amount of the Senior Notes and __% of the principal amount of the Senior Subordinated Notes -- plus accrued amortization of original issue discount on the Notes, if any, from ________ __, 1996 to the date of payment and delivery.


                                      III.

          The Company is advised by you that you propose to make a public offering of the Senior Notes as soon after the Original Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Senior Notes are to be offered to the public initially at __% of their principal amount at maturity, the "Senior Note Public Offering Price" -- plus accrued amortization of original issue discount on the Senior Notes, if any, and to certain dealers selected by you at a price that represents a concession not in excess of __% of the Senior Notes Public Offering Price, and that you may allow, and such dealers may reallow, a concession, not in excess of __% of the Senior Notes Public Offering Price, to you or to certain other dealers.

          The Company is advised by you that you propose to make a public offering of


















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                                        7

the Senior Subordinated Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Senior Subordinated Notes are to be offered to the public initially at __% of their principal amount at maturity, the "Senior Subordinated Note Public Offering Price" -- plus accrued amortization of original issue discount on the Senior Subordinated Notes, if any, and to certain dealers selected by you at a price that represents a concession not in excess of __% of the Senior Subordinated Notes Public Offering Price, and that you may allow, and such dealers may reallow, a concession, not in excess of __% of the Senior Subordinated Notes Public Offering Price, to you or to certain other dealers.


                                       IV.

          Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Notes for the account of the Underwriter at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on _______ __, 1996, or at such other time on the same or such other date, not later than _______ __, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for the Notes shall be made against delivery to you for the account of the Underwriter of the Notes registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriter duly paid.


                                       V.

          The obligations of the Company and the obligations of the Underwriter hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

          The obligations of the Underwriter hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized

















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                                        8

          statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Company reasonably acceptable to the Underwriter on behalf of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Underwriter, threatened by the Commission.

          (d) You shall have received on the Closing Date (i) an opinion of Graubard Mollen & Miller, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A and (ii) an opinion of Willkie, Farr & Gallagher, special regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

          (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriter, dated the Closing Date, with respect to such matters as you may reasonably request.

          (f) You shall have received, on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Grant Thornton L.L.P., independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g)  The   Company  shall  have   complied  with  the   provisions  of
     Article VI(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

          (h) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          The obligations of the Underwriter hereunder are also subject to the concurrent closing of the Common Stock Offering, as described in the Prospectus.


                                       VI.

          In further consideration of the agreements of the Underwriter herein contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish to you copies of the Prospectus in New York City, prior to 10:00 p.m., on the business day following the date of this Agreement, in such quantities as you reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the Notes as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by you or a dealer, any event shall occur or condition shall exist as a result of which it is necessary in your counsel's reasonable judgment to amend or supplement the Prospectus in order to make the statements therein, in the light of the

















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                                       10

     circumstances  when  the  Prospectus  is  delivered  to  a  purchaser,  not misleading, or if, in the reasonable opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees of counsel) in connection with such qualification and in connection with any review of the offering of the Notes by the National Association of Securities Dealers, Inc.

          (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

          (f) To make generally available to the Company's security holders and to you, as soon as practicable an earnings statement of the Company covering such twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (g) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase securities of the Company substantially similar to the Notes (other than the Notes and the _________ shares of Common Stock sold in the Stock Offering) without your prior written consent.

          (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement including: (i) the fees, disbursements and expenses of the
     Company's counsel and the Company's accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities specified above,
     (ii) all costs and expenses related to the preparation and delivery of the Notes to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in paragraph (d) above, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Notes, (vi) the costs and charges of the Trustee, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this paragraph. It is understood, however, that except as provided in this Article, Article VII and the third paragraph of Article IX below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.


                                      VII.

          The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein and (ii) that the foregoing agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to a purchaser, if required by law to be sent, with or prior to the written confirmation of the sale of the Notes to such purchaser, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs of this Article VII, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the first preceding paragraph of this Article VII, and by the Company, in the case of parties indemnified pursuant to the second preceding paragraph of this Article VII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this third paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro
                                                                             ---
rata allocation or by any other
- ----
method of allocation that does not take account of the equitable considerations referred to in the immediately preceding fourth paragraph of this Article VII. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Article VII are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified party at law or in equity.


                                      VIII.

          This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. Automated Quotation System, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

                                       IX.

          This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Original Registration Statement by the Commission.

          If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with any material terms or to fulfill any of the material conditions of this Agreement, or if for any reason the Company shall be unable to perform any of its material obligations under this Agreement, the Company will reimburse the Underwriter, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

          This Agreement may be signed in counterpart, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by the laws of the State of New York.



                                   Very truly yours,

                                   WINSTAR COMMUNICATIONS, INC.


                                   By
                                     -------------------------------------------



Accepted,           , 1996

MORGAN STANLEY & CO.
   Incorporated


By_______________________

                                   SCHEDULE I


                                                       Principal Amount
                                                       ----------------

_____% Senior Notes Due 2006  . . . . . . . . . . .              $___________

_____% Senior Subordinated Notes Due 2006 . . . . .              $
                                                                  ==============

          Total . . . . . . . . . . . . . . . . . .              $
                                                                  =========

                                                                       EXHIBIT A
                                                                       ---------


                      OPINION OF GRAUBARD, MOLLEN & MILLER

          The  opinion of counsel  for the Company  to be delivered  pursuant to
Section 5(d) of the Underwriting Agreement shall be to the effect that:

          (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus (references herein to the Prospectus being taken to mean the same, as amended or supplemented);

          (B) each of WinStar Gateway Network, Inc., WinStar Telecommunications, Inc., WinStar Wireless, Inc., WinStar Wireless Fiber Corp., WinStar New Media Company Inc., Non Fiction Films Inc. and WinStar Global Products, Inc. is a subsidiary of the Company, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

          the following subsidiaries are duly qualified to conduct business and are in good standing in the following jurisdictions:

               Subsidiary                    Jurisdiction
               ----------                    ------------

               WinStar Gateway               California
                                             Florida
                                             Illinois
                                             New Jersey
                                             New York
                                             Ohio
                                             Pennsylvania
                                             Texas

               WinStar Telecommunications

               WinStar Wireless              Virginia

               WinStar Wireless Fiber

               WinStar Global Products       New York
                                             New Jersey;

          (C) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (D) each of the Senior Notes and the Senior Subordinated Notes has been duly authorized and, when executed, authenticated and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting
Agreement, will (x) be a valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Senior Notes Indenture or Senior Subordinated Notes Indenture, as the case may be;

          (E) each of the Indentures has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, each of the Indentures and the Notes will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument known to such counsel (after due inquiry of the Company's executive officers) and binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary that is known to such counsel) after due inquiry of the Company's executive officers (except, with respect to clauses (iii) and (iv), where such contravention (singly or in the aggregate) will not have a material adverse effect on the Company and its subsidiaries, taken as a whole or materially adversely affect the Company's ability to perform its obligations under the Underwriting Agreement). To such counsel's knowledge after due inquiry of the Company's executive officers), no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or its subsidiaries of their obligations under the Underwriting Agreement, the Indentures or the Notes, except such as have been obtained or as may be required by the securities laws or Blue Sky laws of the various states of the United States and foreign jurisdictions in connection with the offer and sale of the Notes;

          (G)  the statements (i) in the Prospectus under the captions "Business
- - Legal Proceedings," "Description of the Notes", "Underwriter" and "Description of Certain Indebtedness," (ii) in the Registration Statement in Item 15 and
(iii) under the captions

"Employment Agreements" and "Certain Transactions" in the Definitive Proxy Statement of the Company dated May 3, 1996, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

          (H) based solely on such counsel's discussions with executive officers of the Company and such counsel's representation of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus and proceedings which could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement, the Indentures or the Notes or to consummate the transactions contemplated by the Prospectus;

          (I) the Company is not, and immediately after giving effect to the offering and sale of the Common Stock and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

          (J) the statements in the Prospectus, under the caption "Certain Federal Income Tax Consequences to Non-U.S. Holders," are accurate and fairly summarize the matters referred to therein; and

          (K) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and other than financial data and schedules included or incorporated by reference therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and the Registration Statement and Prospectus (except as to the financial statements and other than financial data and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

Additionally, such counsel shall state that, in the course of preparation of the Registration Statement and the Prospectus, it has participated in conferences with Officers and other representatives of the Company with respect to the Registration Statement and Prospectus and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as otherwise set forth in the Opinion), no facts have come to its attention which give it reason to believe that the Registration Statement or any amendment thereto at the time it became effective (including the documents incorporated by reference therein, as supplemented by the Registration Statement and the Prospectus, as supplemented) contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto (including the documents incorporated by reference therein, as supplemented by the Registration Statement and the Prospectus, as supplemented) when issued, or on the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto (and any documents incorporated by reference therein), for the financial statements, notes thereto and other financial information, statistical data and schedules contained therein (including without limitation, the pro forma financial information), as to which such counsel need express no belief).

Counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus (and any amendments or supplements thereto) and any documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except with respect to paragraphs (G) and (J) above.

                                                                       EXHIBIT B
                                                                       ---------


              OPINION OF SPECIAL REGULATORY COUNSEL FOR THE COMPANY

          The opinion of special regulatory counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

          (A) the thirty 400 MHz Wireless Licenses authorize WCI to use 400 MHz of bandwidth capacity, and the thirteen WinStar Licenses authorize WCI to use 100 MHz of bandwidth capacity, to offer voice, data and video transmission services on certain channels in the 38.6 GHz - 40 GHz band within the service areas designated in the respective Licenses. Each of the Licenses was validly issued by the FCC. WCI is in full compliance with all material terms and conditions of each License and with all material FCC Rules applicable to the Licenses. WCI has filed in a timely manner all required reports, certifications, notices, lists, and other filings as are necessary to maintain each of the Licenses in full force and effect;

          (B) the FCC has the authority, under certain circumstances, to modify radio licenses that it has issued. The FCC may propose and/or adopt rules to auction portions of the 38.6 GHz - 40.0 GHz and surrounding radio spectrum available for commercial use. If it does, the FCC may adopt changes to the existing regulations governing 38 GHz licensees, which could have an impact on the scope of the Licenses and the operations of WCI and its subsidiaries. As of the Closing Date, such counsel is not aware of any official FCC action that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part;

          (C) the execution of the Underwriting Agreement, each of the Indentures and the Notes (the "Transaction Documents"), and the performance by the parties to the Transaction Documents of their obligations thereunder, and the exercise by them of their remedies thereunder in accordance with the terms thereof, do not violate the Communications Act of 1934 or the Rules thereunder;

          (D) the statements in the Prospectus under the captions "Risk Factors -- Government Regulation," "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Licenses" and "Business -- Government Regulation of Telecommunications Operations" in the Prospectus, insofar as such statements constitute a summary of the legal matters, licenses, procedures or proceedings referred to therein, fairly summarize the matters referred to therein relating to applicable federal law;

          (E) the six 100 MHz Wireless Licenses granted on June 20, 1995 require WCI to complete construction by December 20, 1996, and the five licenses that became effective on July 18, 1995 require WCI to complete construction by January 18, 1997; and

          (F) construction has been completed with respect to each of the 400 MHz Wireless Licenses and WCI is operating the facilities authorized by each of the 400 MHz Wireless Licenses in accordance with the Act and the Rules and in such manner as is necessary to maintain each of the Licenses in full force and effect.

          With respect, however, to the question of whether the extent of the construction and operation of the facilities completed as of March 15, 1995 was sufficient to satisfy the requirements of the FCC's Rules, such counsel is of the opinion that the FCC, in a properly argued and presented case, should find that construction of the Wireless Fiber licensed facilities was completed on or before March 15, 1995, and WCI is currently operating those facilities as required by the Act and the Rules.